Exhibit 2.4
         Asset Purchase Agreement dated as of January 31, 2002 between Vance Energy Ltd. and Silk Botanicals.Com, Inc.


          Exhibit 2.4


Initial______________                           Initial______________


                       ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made as of the 31st day of January 2002, by and between Vance Energy Ltd. ("Vance" or "Seller") and Silk Botanicals.Com, Inc., a Florida corporation ("Buyer").

                            BACKGROUND

Buyer desires to acquire certain oil and gas reserves owned or controlled by Seller, and Seller's desire to sell and assign such assets to Buyer, all on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   Acquisition Transaction.

     1.1  Purchase and Sale of Assets.
          ----------------------------
On the Closing Date (as hereinafter defined), upon the terms and conditions herein set forth. Buyer agrees to purchase from Seller and Seller agrees to sell, transfer, convey and deliver to Buyer (or to a wholly owned subsidiary of Buyer), all of the Acquired Assets at the Closing (as hereinafter defined) in exchange for the Purchase Price set forth in section 1.3, below (the "Transaction"). As used herein, "Acquired Assets" shall mean only those assets listed in Exhibit "A" and "B" attached hereto, which shall be delivered to Buyer in good condition and in good working order and free of any liens or encumbrances.

     1.2  No Assumption of Liabilities.
          -----------------------------

On the Closing Date, Buyer will not assume or have any responsibility, with respect to any obligation or liability of Seller or relating to their individual business or properties, whether liquidated or un-liquidated, fixed or contingent, arising by operation of law or otherwise.

     1.3  Purchase Price.
          ---------------
In exchange for the Acquired Assets, Buyer agrees to issue and deliver to Seller 3,316,000 common shares of Buyer at the Closing. The full name and address of Vance for Buyer's shares to be provided is as per Exhibit C.


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Initial______________                           Initial______________


2.   Representations and Warranties of Buyer with Respect to Buyer.

As material inducement to Seller to enter into this Agreement and to close hereunder, Buyer hereby makes the following representations, warranties and agreements to and with Seller:

     2.1  Due Organization; Capitalization and Articles, Bylaws
          and Records.
          -----------------------------------------------------

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the full corporate power and authority to own its properties, carry on its business as it is now being conducted and perform its obligations. Buyer has both common stock and preferred stock outstanding, all of which are validly issued, fully paid and non-assessable. Buyer is a
Section 12g reporting company under the Securities Exchange Act, which trades on the OTC Bulletin Board under the symbol "SILK".

     2.2  Authority; Binding Nature of Agreements.
          ----------------------------------------

Buyer has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and all other agreements, certificates and instruments contemplated to be executed and delivered by Buyer in connection with this Agreement, and the execution, delivery and performance by Buyer of this Agreement and such other agreements, certificates and instruments have been duly authorized by all necessary action on the part of Buyer and its shareholders, Board of Directors and officers. Each of this Agreement and such other agreements, certificates and instruments constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting creditors rights.

     2.3  Non-Contravention; Consents.
          ----------------------------

To the best knowledge of Buyer, neither the execution nor the delivery of any of this Agreement, nor the consummation or performance of any of the transactions contemplated hereby, will directly or indirectly (with or without notice or lapse of time):

          2.3.1 Contravene, conflict with or result in a violation of (i) any of the provisions of Buyer's articles of incorporation or Bylaws, or (ii) any resolution adopted by Buyer's shareholders, Buyer's Board of Directors or any committee of Buyer's Board of Directors;

          2.3.2 Contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer, or any of the assets owned or used by Buyer, is subject;



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          Exhibit 2.4


Initial______________                           Initial______________


     2.4  Litigation
          ----------

To the best of Buyer's knowledge, there is no pending or threatened litigation against the Buyer, nor is it in default with respect to any order, writ, injunction or decree of any court of the United States or of any foreign country.

     2.5  Brokers
          -------

No broker or finder has acted for Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's or similar fees or other commissions in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of Buyer.

3.   Conditions Precedent to Seller's Obligation to Close.

The following shall be conditions precedent to the obligation of Seller to close hereunder, any of which may be waived in whole or in part by
Seller:

     3.1 Each of the representations and warranties of Buyer contained in this Agreement is now and, except as to those expressly limited to the date hereof or some other specific date, at all times after the date of this Agreement to and including the time of Closing shall be, true and correct individually and collectively in all material respects, provided that any references to materiality in any representation and warranty shall be disregarded for purposes of this provision;

     3.2 Each of the agreements, covenants and undertakings of Buyer contained in this Agreement, except for those calling for performance after Closing, will have been fully performed and complied with both individually and collectively in all material respects at or before Closing; and

     3.3 All documents required to be delivered by the Buyer at or prior to Closing shall have been delivered or shall be tendered at the time and place of Closing;

4.   Representations and Warranties of Seller with Respect to Seller.

As material inducement to Buyer to enter into this Agreement and to close hereunder, Seller hereby makes the following representations, warranties and agreements to and with Buyer:



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          Exhibit 2.4


Initial______________                           Initial______________



     4.1  Due Organization;
          -----------------

Vance is a corporation duly organized, validly existing and in good standing under the laws of Belize and has the full corporate power and authority to execute and deliver this Agreement and to perform in full its obligations.

     4.2  Authority; Binding Nature of Agreements.
          ----------------------------------------

Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and all other agreements, certificates and instruments contemplated to be executed and delivered by Seller in connection with this Agreement, and the execution, delivery and performance by Seller of this Agreement and such other agreements, certificates and instruments have been duly authorized by all necessary action on the part of Seller and its Board of Directors and officers. This Agreement and such other agreements, certificates and instruments constitute, or upon execution and delivery will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting creditors rights.

     4.3  Non-Contravention; Consents.
          ----------------------------
To the best knowledge of Seller, neither the execution nor the delivery of any of this Agreement, nor the consummation or performance of any of the transactions contemplated hereby, will directly or indirectly (with or without notice or lapse of time):

          4.3.1 Contravene, conflict with or result in a violation of
                (i) any of the provisions of Seller's articles of incorporation or Bylaws, or (ii) any resolution adopted by Seller's Board of Directors or any committee of Seller's Board of Directors;

          4.3.2 Contravene, conflict with or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any legal requirement or any order to which Seller, or any of the assets owned or used by Seller, are subject;

5.   No Undisclosed Liabilities.

The Acquired Assets are not subject to any claims, demands, liens
(both general and charging), agreements, contracts, covenants, promises, suits, actions or cross-actions, causes of action, obligations, controversies, disputes, debts, costs, fees, expenses, losses, damages (both compensatory and exemplary or punitive), judgments, orders, wrongful acts, and liabilities of whatever kind or



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          Exhibit 2.4


Initial______________                           Initial______________


nature in law, equity, or otherwise, fixed or contingent. The Acquired Assets are not subject to, either contractually, by operation of law or otherwise, the liability of any other person under any Environmental Law.

     5.1  Title to Assets.
          ----------------

Seller owns all of the Acquired Assets, free and clear of all claims, demands, or liens and the Acquired Assets are not subject to any lien or other encumbrance or claim or to any option or other right in favor of a third party; except for the provisions of this Agreement, there are no monies owing or obligations outstanding with respect to any of the Acquired Assets; and no consent or approval by or notice to any third party is required in connection with the sale of the Acquired Assets to Buyer pursuant to this Agreement. Further, except for those rights sold to Buyer under this Agreement, Seller does not own or have any rights in or to any patent, copyright, trademark, service mark or other right pertaining to any of the Acquired Assets.

     5.2  No Litigation.
          --------------

There is no litigation or claim pending or threatened with respect to any of the Acquired Assets.

     5.3  Value of Assets.
          ----------------

The value of the Acquired Assets listed on Exhibit "A" attached hereto is undetermined until receipt of an evaluation by a Certified
Petroleum Geologists report

Seller warrants and represents that the Acquired Assets listed on Exhibit "B" attached hereto shall be valued at $8,532,391M based upon an evaluation by a current Certified Petroleum Geologists report carried out using current SEC and Accounting guidelines.

A description of the properties comprising the Acquired Assets is set forth in the Reserve Evaluation as provided by Nova Resources Inc Certified Petroleum Geologists and Professional Engineers, dated on or about February 28, 2002, which is attached hereto and incorporated within as Exhibit "D".

6.   Conditions Precedent to Buyer's Obligation to Close.

The following shall be conditions precedent to the obligation of Buyer to close hereunder, any of which may be waived in whole or in part by
Buyer:

     6.1 Each of the representations and warranties of Seller contained in this Agreement is now and, except as to those expressly limited to the date hereof or some other specific date, at all times after the date of this Agreement to and including the time of Closing shall be,



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          Exhibit 2.4


Initial______________                           Initial______________


          true and correct individually and collectively in all material respects, provided that any references to materiality in any representation and warranty shall be disregarded for purposes of this provision;

     6.2 Each of the agreements, covenants and undertakings of Seller contained in this Agreement, will have been fully performed and complied with both individually and collectively in all material respects at or before Closing;

7.   Closing.
     --------

     7.1  Closing Date.
          -------------

The closing of the transactions provided for in this Agreement (herein sometimes called the "Closing") shall take place at Buyer's offices at 975 S. Congress Ave, Suite 102, Delray Beach Florida on 11th April, 2002, or at such other place and time as shall be agreed to between the Presidents of Buyer and of Seller. The date and time of Closing is sometimes herein called the "Closing Date;"

     7.2  Deliveries by Seller at Closing.
          --------------------------------

At Closing, Seller will deliver or cause to be delivered to Buyer (or to a wholly owned subsidiary of Buyer) the following:

          7.2.1  All of the Acquired Assets listed in Exhibit A
          7.2.2  All of the Acquired Assets listed in Exhibit B
          7.2.3 Bills of Sale and all documentation necessary and appropriate for transfer to Buyer and recordation for each of the Acquired Assets listed in Exhibit A;
          7.2.4 Bills of Sale and all documentation necessary and appropriate for transfer to Buyer and recordation for each of the Acquired Assets listed in Exhibit B;
          7.2.5 The Certificate of the Secretary or duly authorized officer or director dated the Closing Date, that the necessary corporate action by the Board of Directors of Seller has been taken to authorize the consummation by Seller of the transactions provided for herein;


     7.3  Deliveries by Buyer at Closing.
          -------------------------------

At the Closing, Buyer will deliver or cause to be delivered to Shareholder the following:

     7.3.1  The Certificate of the Secretary or an Assistant
            Secretary of Buyer, dated the Closing Date, that the



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          Exhibit 2.4


Initial______________                           Initial______________


                 necessary corporate action by the shareholders and the Board of Directors of Buyer has been taken to authorize the consummation by Buyer of the transactions provided for herein;

           7.3.2 Certificates for an aggregate number of 3,316,000 shares of validly issued, fully paid and non-assessable Buyer Common Stock registered in the name of the Seller. Seller understand and acknowledge that Seller' ability to sell the Stock may be limited by the lack of a ready market in which to sell the Stock, and that the certificates issued will carry a Rule 144 legend substantially as follows:

                 "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, OR APPLICABLE STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE SELLER, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1993 OR APPLICABLE STATE SECURITIES LAWS."

     7.4  Waiver by Parties of Closing Items.
          -----------------------------------

Each of the parties hereto expressly acknowledges the right of any of the parties to waive any conditions or obligations of the other parties to that party, including, without limitation, items to be delivered at Closing and any conditions precedent to the Closing

8.   Further Assurances.

Seller and Buyer agree to execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, before or after closing and without payment of further consideration, in order to effectuate the transactions provided for herein. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, including, without limitation, the preparation of financial statements and tax returns.

9.   Termination.

     9.1 This Agreement may be terminated at any time prior to the Closing Date:

          9.1.1   By the written agreement of Buyer and
                  Seller;
          9.1.2   By Buyer by written notice to the other
                  parties if (i) the representations and
                  warranties of Seller shall not have been



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          Exhibit 2.4


Initial______________                           Initial______________


                  true and correct in all respects (in the case of a representation or warranty containing a materiality qualification) or in all material respects (in the case of a representation or warranty without a materiality qualification) as of the date when made.

     9.2 In the event of the termination of this Agreement pursuant to Section 9, this Agreement shall become void, without any liability to any party in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates, except for any liability resulting from such party's breach of this Agreement.

10.  Miscellaneous.

     10.1 Controlling Law. This Agreement is to be construed in
          ----------------
     accordance with and governed by the internal laws of the State of Florida without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Florida to the rights and duties of the parties.

     10.2 Notices. All notices, requests, demands and other
           --------
     communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only (i) when personally delivered, or (ii) on the day specified for delivery when deposited with a courier service such as Federal Express for delivery to the intended addressee, or (iii) three (3) days following the day when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

If to Seller:

     Vance Energy Ltd.
     P.O. Box 22101, Bankers Hall
     Suite 135, 315 - 8th Avenue S. W.
     Calgary, Alberta, Canada T2P 4J5

     LAW OFFICES OF NELSON QUINN PC
     The Petroleum Center
     451 Pine Street, Suite 509 K
     Abilene, Texas  79601
     Attention:  Nelson Quinn
     Telephone:  915-673-3055
     Facsimile:  915-673-3763




                         Asset Purchase Agreement
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          Exhibit 2.4


Initial______________                           Initial______________


If to Buyer:

     Silk Botanicals.Com, Inc.
     975 S. Congress Avenue #102
     Delray Beach, Florida 33445


     Attention:  President with a copy, given in the manner
                 prescribed above, to:

     LAW OFFICES OF GARY L. BLUM
     3278 Wilshire Blvd., Suite 603
     Los Angeles, CA 90010
     Attention: Gary L. Blum
     Telephone:  213-381-7450
     Facsimile:  213-384-1035



     Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address to the other parties in conformity with the provisions of this Section for the giving of notice.

     Notice by mail shall be by courier service guaranteeing delivery within five (5) days of its receipt of a notice if transmitted from outside the continental United States.

     Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address to the other parties in conformity with the provisions of this Section for the giving of notice.

     10.1 Exhibits and Schedules. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

     10.2  Binding Nature of Agreement; No Assignment. This
           Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective, successors and assigns.

     10.3 Assignments Prohibited. Seller shall not assign or suffer or permit an assignment, by operation of law or otherwise, of its rights or obligations under or interest in this Agreement without the prior written consent of the other party. For purposes of this Subsection, the term "assignment" shall be deemed to include a merger in



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           which Buyer is not the surviving entity, a consolidation
           or division of Seller, a sale of all or substantially all of the assets of Buyer, or a change of control resulting from a sale or repurchase of shares or similar transaction involving Buyer. A "change of control" shall be deemed to have occurred as a result of a merger or other transaction in which Buyer is the surviving entity if some or all of the shareholders of Buyer immediately prior to the transaction do not have sufficient voting power entitling them to elect at least a majority of the directors of the corporation immediately following the transaction. In the event of a breach of this provision, the non-breaching party shall have the option, in addition to any other remedy available at law or in equity, to terminate this Agreement at any time after the breach occurs.

     10.4  No Third-Party Beneficiaries. The terms and provisions
           -----------------------------
           of this Agreement are intended solely for the benefit of each party hereto and its respective successors and assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

     10.5  Execution in Counterparts. This Agreement may be
           --------------------------
           executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. If executed in multiple counterparts, this Agreement shall become binding when two or more counterparts hereto, individually or taken together, bear the signatures of all of the parties reflected hereon as the signatories. Facsimile counterpart signatures to this Agreement shall be acceptable at the Closing if the originally executed counterpart is delivered within a reasonable time thereafter.

     10.6  Provisions Separable. The provisions of this Agreement
           ---------------------
           are independent of and separable from each other and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that any other provision may be invalid or unenforceable in whole or in part for any reason.

     10.7  Entire Agreement. This Agreement together with the
           -----------------
           related agreements referred to herein contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

     10.8  Amendments and Modifications. This Agreement may not
           -----------------------------
           be amended or modified other than by an agreement in writing signed by all of the parties.



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     10.9  Section Headings. The Section and Subsection headings
           -----------------
           in this Agreement and the recitals at the beginning of this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     10.10 Interpretation. When a reference is made in this
           ---------------
           Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement and the recitals at the beginning of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed, as the context indicates, to be followed by the words "but [is] [are] not limited to." Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict the construction of the general statement which is being clarified or illustrated. The language in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. The words "herein," "hereof," "hereunder" and words of like import shall refer to this Agreement as a whole including its Schedules and Exhibits, unless the context clearly indicates to the contrary (for example, that a particular Section or Exhibit is the intended reference).

     10.11 Expenses of the Parties. Each party shall bear the
           ------------------------
           expenses incurred by such party in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

     10.12 Statutory References. A reference in this Agreement to
           ---------------------
           a statute or statutory provision shall mean such statute or statutory provision as it has been amended through the date as of which the particular Agreement provision is to take effect, or to any successor statute or statutory provision relating to the same subject as the statutory provision referred to in this Agreement, and to any then applicable rules or regulations promulgated hereunder.

     10.13 Arbitration. This Agreement may be enforced only by
           ------------
           final and binding arbitration pursuant to the rules of the American Arbitration Association (AAA), before a single arbitrator selected under AAA rules, in the Las Vegas, Nevada metropolitan area. The Arbitrator's Award may be enforced in the U.S. District Court for the District of Nevada pursuant to the Federal Arbitration Act, 9 U.S.C. Sec. 1, et seq. By submitting all disputes to arbitration, the parties give up the right to a trial by jury. The arbitrator shall award statutory costs, the



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           arbitrator's fees and attorney's fees to the prevailing
           party to the same extent as provided by applicable law as if that party had prevailed in court.

     10.14 Duty of Cooperation. Each party shall cooperate in good
           --------------------
           faith with the other parties generally, and in particular will make available, as the other parties reasonably request, management decisions, liaison personnel, information, approvals and acceptances so that the other parties may properly perform their obligations under this Agreement.

     10.15 Survival of Agreements, Representations, etc. All
           ---------------------------------------------
           warranties, representations, agreements and covenants made by a party herein or in any certificate or other instrument required to be delivered by or on behalf of a party in connection with this Agreement, shall be considered to have been relied upon by the other party and shall survive the Closing under this Agreement regardless of any investigation made by any party [or information about any breach known to any party prior to the Closing; shall continue in full force and effect; and shall provide a basis for the remedies provided for herein or otherwise available to the non-breaching party. No representation or warranty contained herein shall be deemed to have been waived, affected or impaired by any investigation made by or knowledge of any party to this Agreement. All statements in any such certificate or other instrument delivered at or in connection with the Closing shall constitute representations and warranties of the party making such delivery. Each agreement, representation and warranty contained herein is independent of all other agreements, representations and warranties contained herein (whether or not covering an identical or a related subject matter) and must be independently and separately complied with and satisfied. Exceptions or qualifications to any agreement, representation or warranty contained herein shall not be construed as exceptions or qualifications to any agreement, other warranty or representation.

     10.16 Time of the Essence. With regard to all dates and time
           --------------------
           periods set forth or referred to in this Agreement, time is of the essence.

     10.17 Confidentiality; Publicity. The parties acknowledge
           ---------------------------
           that the transaction described herein is of a confidential nature and shall not be disclosed prior to the Closing except to consultants, advisors and Affiliates, or as required by law. The parties shall not make any public disclosure of the terms of this Agreement prior to the Closing, except as required by law. The parties shall endeavor to make only those press releases or other public disclosures as are required by law; provided, however, that no press release or other public



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           disclosure shall be made without a minimum of 24 hours
           prior consultation with the other parties.

     10.18 Construction. The construction of this Agreement shall
           -------------
           not take into consideration the party who drafted or whose representative drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document. The parties acknowledge that they were advised by competent counsel that each has chosen to represent such party and each party has had a full opportunity to comment upon and negotiate the terms of this Agreement. The language used in this Agreement shall be deemed to be [is] the language chosen by the parties hereto to express their mutual intent as a result of arm's length bargaining.

     10.19 Independent Contractor. For any services provided
           -----------------------
           hereunder, or under any other arrangement arising out of this Agreement, each party is acting as an independent contractor and not as an agent of any other party hereto and nothing in this Agreement shall be construed as creating a partnership, joint venture or similar relationship of any kind between among the parties hereto. No party shall hold itself out as having authority to create binding obligations for any other party.

     10.20 Conflicting Agreements. No party hereto shall enter
           -----------------------
           into any other agreement nor shall any party incur any obligations that are inconsistent with the provisions of this Agreement.

     10.21 This Agreement may be executed in several counterparts each of which shall be deemed an original and all of which when taken together shall constitute but one and the same Agreement.

     10.22 In the event that a comparison of said multiple agreements reveals that said Agreements contain differences or inconsistencies, when compared with each other, then the Agreement which is first executed and signed by all of the parties hereto, shall be deemed the original Agreement and all said other agreements, although duly signed by the said parties, shall be deemed inferior and subordinate to the aforesaid first signed Agreement.




                         Asset Purchase Agreement
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          Exhibit 2.4


Initial______________                           Initial______________


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      "BUYER"

                                      SILK BOTANICALS.COM, INC.



                                      By:___________________________
                                         Joseph Bergmann, Chief
                                         Executive Officer





                                      VANCE ENERGY LTD.


                                      By: ___________________________
                                          Daniel R. Lescamela,
                                          President and Sole Director





                         Asset Purchase Agreement
                                14 of 18
          Exhibit 2.4


Initial______________                           Initial______________


                               EXHIBIT A

        Acquired Assets from Seller

	Property:

	Glass Mtns "Rockwoodglmt 2324" property,

	+/- 480 acres in West Texas, Pecos County

        Number of wells to be drilled (10 acre spacing) 42 in total





                         Asset Purchase Agreement
                                15 of 18
          Exhibit 2.4


Initial______________                           Initial______________



                               EXHIBIT B

       Acquired Assets from Seller



       +/- 545 acre Bertrand lease located in Coleman Co., TX
       +/- 600 acre Allen lease located in Coleman Co., TX
       +/- 153 acre Allen-Hambright lease located in Coleman Co., TX +/- 90 acre Allen et al lease located in Coleman Co., TX
       +/- 80 acre Wolters lease located in Coleman Co., TX
       +/- 80 acre Clayton lease located in Coleman Co., TX
       +/- 115 acre Clayton "A" lease located in Coleman Co., TX
       +/- 193.2 acre Hallmark-Keel lease located in Coleman Co., TX +/- 125 acre Bownds lease located in Runnels Co., TX
       +/- 36.1 acre Heinze lease located in Runnels Co., TX
       +/- 40 acre Hohensee lease located in Tom Green Co., TX
       +/- 40 acre Jeschke lease located in Tom Green Co., TX
       +/- 40 acre Burroughs lease located in Coleman Co., TX
       +/- 160 acre Gassiot lease located in Coleman Co., TX
       +/- 480 acre Zula-Abbey lease located in Coleman Co., TX






                         Asset Purchase Agreement
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          Exhibit 2.4


Initial______________                           Initial______________


       Exhibit C:

       Details and number of shares.



       Name and Address                  Number of Shares from Silk
                                         Botanicals.Com, Inc.


       Vance Energy Ltd.                         3,316,000
       P. O. Box 22101, Bankers Hall
       Suite 135, 315 - 8th Avenue S.W.
       Calgary, Alberta, Canada T2P 4J5




                         Asset Purchase Agreement
                                 17 of 18
          Exhibit 2.4



Initial______________                           Initial______________



       Exhibit D:


       Valuation by Nova Resources Inc. for Vance





                         Asset Purchase Agreement
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          Exhibit 2.4